Exhibit (13)(bbb)

Calamos Advisors LLC

2020 Calamos Court

Naperville, Illinois 60563-1493

March 12, 2019

Calamos Investment Trust

2020 Calamos Court

Naperville, Illinois 60563-1493

Ladies and Gentlemen:

Calamos Advisors LLC (“Calamos Advisors”) hereby undertakes as follows:

In the interest of limiting the expenses of each of the following series of Calamos Investment Trust (each a “Fund”): Growth Fund, Opportunistic Value Fund, Growth and Income Fund, Global Growth and Income Fund, High Income Opportunities Fund, Convertible Fund, Market Neutral Income Fund, International Growth Fund, Global Equity Fund, Evolving World Growth Fund, Total Return Bond Fund, Dividend Growth Fund, Emerging Market Equity Fund, Global Convertible Fund, Hedged Equity Income Fund, Phineus Long/Short Fund, Short-Term Bond Fund, and Timpani Small Cap Growth Fund, Calamos Advisors undertakes to reimburse each Fund to the extent, but only to the extent, that the annualized expenses of each of the following classes of the Fund through March 1, 2022, as a percent of the average net assets of such class of shares exceed the applicable percentage for that class of each series, as set forth below . This calculation will exclude taxes, interest, short interest, short dividend expenses, brokerage commissions, acquired fund fees and expenses, and extraordinary charges such as litigation costs, but will include fees paid to Calamos Advisors, including any applicable performance fees. i

I.	Growth Fund, Growth and Income Fund, Global Growth and Income Fund, Convertible Fund, Market Neutral Income Fund, Evolving World Growth Fund, and Emerging Market Equity Fund:

Class of Shares
	A	C	I
Expense limitation	1.75%	2.50%	1.50%

II.	Opportunistic Value Fund:

Class of Shares
	A	C	I
Expense limitation	1.15%	1.90%	0.90%

III.	High Income Opportunities Fund:

Class of Shares
	A	C	I
Expense limitation	1.00%	1.75%	0.75%

IV.	Global Equity Fund:

Class of Shares
	A	C	I
Expense limitation	1.40%	2.15%	1.15%

V.	International Growth Fund:

Class of Shares
	A	C	I	R6
Expense limitation	1.10%	1.85%	0.85%	0.85% less the annual sub-transfer agency ratio*

*

The annual sub-transfer agency ratio is equal to the aggregate sub-transfer agency expenses common to the other share classes of the Fund divided by the aggregated average annual net assets of the Fund’s other share classes.

VI.	Total Return Bond Fund:

Class of Shares
	A	C	I
Expense limitation	0.90%	1.65%	0.65%

VII.	Global Convertible Fund and Dividend Growth Fund:

Class of Shares
	A	C	I
Expense limitation	1.35%	2.10%	1.10%

VIII.	Phineus Long/Short Fund:

Class of Shares
	A	C	I
Expense limitation	2.00%	2.75%	1.75%

IX.	Hedged Equity Fund:

Class of Shares
	A	C	I
Expense limitation	1.25%	2.00%	1.00%

X.	Short-Term Bond Fund:

Class of Shares
	A	I
Expense limitation	0.65%	0.40%

XI.	Timpani Small Cap Growth Fund:

Class of Shares
	A	I	R6
Expense limitation	1.30%	1.05%	1.05% less the annual sub-transfer agency ratio*

*

The annual sub-transfer agency ratio is equal to the aggregate sub-transfer agency expenses common to the other share classes of the Fund divided by the aggregated average annual net assets of the Fund’s other share classes.

The amount of the expense reimbursement to any Fund (or any offsetting reimbursement by a Fund to Calamos Advisors) shall be computed on an annual basis, accrued daily and paid monthly. Calamos Advisors may recapture previously waived expense amounts within the same fiscal year for any day where the respective Fund’s expense ratio falls below the contractual expense limit up to the expense limit for that day. This undertaking shall be binding upon any successors and assigns of Calamos Advisors.

Very truly yours,

CALAMOS ADVISORS LLC

By:	/s/ Thomas E. Herman
Name:	Thomas E. Herman
Title:	Chief Financial Officer

[i]

Accrual of fund expenses and any reimbursement occurs on a daily basis in conjunction with the striking of the NAV. All operating expenses, including the management fee, are calculated based on the total assets of each fund. Any reimbursement is then calculated at the fund level. The fund level expenses, net of any reimbursement, are then allocated to each share class based on class assets. This approach ensures that all operating expenses and reimbursements are applied to all shareholders equally. Class specific 12b-1 fees are then applied to each share class, except for Class I, which has no 12b-1 fee. The class specific 12b-1 fees account for the difference in expense ratios among classes on a daily basis.